RonHow, LLC
Harold's Stores, Inc.
January 24, 2006
Page 6 of 6

6

                                           013548.00013:948822.02

                 WELLS FARGO RETAIL FINANCE, LLC
                  One Boston Place, 18th Floor
                        Boston, MA 02108

                        January 24, 2006

Harold's Stores, Inc.
765 Asp Avenue
Norman, Oklahoma 73069
Attention:  Jodi Taylor, Chief Financial Officer
Fax No. (405) 366-2538


RE:  POTENTIAL REFINANCING OF RESTRICTED ADVANCE WITH PROCEEDS OF
     $7,000,0000 SUBORDINATED LOAN FROM RONHOW, LLC, A GEORGIA
     LIMITED LIABILITY COMPANY ("RonHow")

Gentlemen:

     Please refer to the following: (a) that certain Loan and Security Agreement, dated as of February 5, 2003 (as amended, modified, supplemented or restated from time to time, the "Loan Agreement"), by and among, on the one hand, WELLS FARGO RETAIL FINANCE II, LLC, as a lender (together with its successors and assigns, the "Lender"), WELLS FARGO RETAIL FINANCE II, LLC, as collateral agent and administrative agent (the "Agent") for the Lender and, on the other hand, HAROLD'S STORES, INC., an Oklahoma corporation ("Parent"), HAROLD'S FINANCIAL CORPORATION, an Oklahoma corporation ("Harold's Finance"), HAROLD'S DIRECT, INC., an Oklahoma corporation ("Harold's Direct"), HAROLD'S STORES OF TEXAS, L.P., a Texas limited partnership ("Harold's Texas"), HAROLD'S OF JACKSON, INC., a Mississippi corporation ("Harold's Mississippi", and collectively with Harold's Texas, Harold's Direct, Harold's Finance and Parent, the "Borrowers" and each, a "Borrower"); and (b) that certain Second Amended and Restated Participation Agreement (as amended, modified, supplemented or restated from time to time, the "Participation Agreement"), dated of even date with this Proposal Letter, by and between WELLS FARGO RETAIL FINANCE II, LLC and RonHow. Unless otherwise indicated, all capitalized terms used, but not defined, herein shall have the meanings assigned to such term in the Loan Agreement.

     Pursuant and subject to the Participation Agreement and all terms conditions and limitations set forth therein, RonHow has acquired on or before the date of this Proposal Letter (this "Proposal Letter") a $7,000,000 back-end participation in certain loans extended by Lender to Borrowers. RonHow has indicated that, on or before January 24, 2007, RonHow may wish to extend a $7,000,000 subordinated loan to the Borrower, secured by a subordinated security interest in certain assets of the Borrowers (the "Proposed Subordinated Loan") for the purpose of repaying the Restricted Advance.

     In anticipation of the Proposed Subordinated Loan (for which no commitment has been made by RonHow; it being acknowledged and agreed by each of the undersigned that the extension of such Proposed Subordinated Loan is at the option of RonHow), RonHow wishes to confirm the following, subject to the conditions, qualifications and limitations set out in this Proposal Letter:
(i) the proceeds of an advance under the Proposed Subordinated Loan may be used, notwithstanding the contrary provisions of the Loan Agreement, to repay the Restricted Advance; (ii) in connection with the Proposed Subordinated Loan, the Participation Agreement may be terminated by mutual agreement of RonHow and Wells Fargo Retail Finance II, LLC; and (iii) the Option Agreement shall be amended or replaced as appropriate so that it continues as to the Proposed Subordinated Loan in substantially the same manner as to which it presently applies to the Restricted Advance. Such confirmation is hereby provided by Wells Fargo Retail Finance II, LLC and Parent, subject in each instance to the conditions, qualifications and limitations set out in this Proposal Letter.

     The confirmation provided above and any future consent to the incurrence of the indebtedness under the Proposed Subordinated Loan by Borrowers and the granting of any subordinate security interests to secure the same are subject to internal approval by Wells Fargo Retail Finance II, LLC, which approval will be conditioned upon a number of factors including but not limited to the following.

          1. Negotiation of a subordination agreement in form and substance satisfactory to Agent and Lender, providing (among other things) for each of the following: (a) subordination of all principal, interest and fees associated with the Proposed Subordinated Loans; (b) subordination of all liens and security interests securing the Proposed Subordinated Loans; and (c) a full and complete remedies standstill limiting the right of RonHow to enforce the terms of the Proposed Subordinated Loan, in each instance until such time as all Obligations under the Loan Agreement and the other Loan Documents have been indefeasibly paid in full in cash or otherwise terminated with the consent and agreement of Agent and Lender. Subject to internal approval of Agent and Lender, it is currently anticipated that, so long as no Default or Event of Default (including any Default of Event of Default that is subject to a forbearance or similar arrangement) is continuing under the Loan Agreement and the other Loan Documents or would be created thereby (including any Overadvance): (i) RonHow would be permitted to receive and retain current payments of interest in respect of the Proposed Subordinated Loan; and (ii) payments of principal in respect of the Proposed Subordinated Loan would be permitted to be received and retained by RonHow subject to conditions and limitations similar to those set forth in the Loan Agreement as to payments of Restricted Advances (e.g. no Default or Event of Default is continuing at the time or after giving effect to the contemplated payments, certain excess availability requirements are satisfied both prior to and on a pro forma basis, following such payment and other conditions as may be set forth in the Loan Agreement as to Restricted Payments) and as mutually acceptable to RonHow and Agent. The subordination agreement would also contain other material provisions, including provisions limiting the rights of RonHow to participate in any bankruptcy or similar proceeding of the Borrowers; provided, however, such provisions will permit RonHow to file a proof of claim, specifying the subordinated nature of the Proposed Subordinated Loan, in the event Agent does not file such a proof of claim in the applicable proceeding.

          2. Agent's review and approval in its sole discretion of the terms, conditions and covenants of the documents and instruments evidencing the Proposed Subordinated Loan and any related transactions, which documents are anticipated to have a maturity date at least six months following the then-current stated maturity date of the Obligations under the Loan Agreement and an interest rate approximately equal to the non-default rate of interest applicable from time to time to the Obligations, plus four percent.

          3. Concurrent termination of the Participation Agreement and an amendment of the Loan Agreement and Loan Documents in such manner as Agent and Lender shall require, but including each of the following: (a) repayment of the Restricted Advances in full with proceeds of the Proposed Subordinated Loan; (b) consent to the incurrence of the Proposed Subordinated Loan; (c) elimination of the Restricted Advance as a portion of the applicable Borrowing Base under the Loan Agreement; (d) Borrower's agreement to comply with the restriction on payments set forth in the afore-mentioned subordination agreement.

          4. Satisfaction of such additional terms and conditions as Agent and Lender shall require, including the following: (a) no material adverse change in the financial performance or prospects of Borrowers shall have occurred in the reasonable determination of Agent; (b) no Default or Event of Default shall be continuing under the Loan Agreement or any Loan Documents at the time RonHow requests that Agent and Lender proceed with an evaluation of the Proposed Subordinated Loan or at any thereafter and prior to satisfaction of all conditions to the consummation of such transaction as required by Agent; (c) Agent and Lender shall have received such releases and consents as may be requested of Borrower and/or RonHow from time to time; and (d) no action or proceeding shall have been commenced or threatened which in the determination of the Agent and Lender could have an adverse impact on the validity or enforceability of the Loan Agreement or the Loan Documents or result in any liability of in respect of the transactions contemplated hereby.

     THIS PROPOSAL LETTER IS NOT A CONSENT TO THE INCURRENCE OF THE INDEBTEDNESS CONTEMPLATED BY THE PROPOSED SUBORDINATED LOAN, AND THIS PROPOSAL LETTER DOES NOT MODIFY, LIMIT OR IMPAIR THE LOAN AGREEMENT, ANY LOAN DOCUMENT OR THE PARTICIPATION AGREEMENT, EACH OF WHICH CONTINUE IN FULL FORCE AND EFFECT IN ACCORDANCE WITH THEIR RESPECTIVE TERMS. Rather, upon the acceptance of this Proposal Letter by each of Parent and RonHow and receipt by Agent of a written request from RonHow, this Proposal Letter will evidence Wells Fargo Retail Finance II, LLC's agreement to commence in good faith the negotiation of terms and documentation for the afore-mentioned amendments, subordination agreements and such other items as may be necessary in connection with the Proposed Subordinated Loan, including the commencement of Agent's and Lender's due diligence and its internal approval process. Wells Fargo Retail Finance II, LLC, will not be under any obligation to consent or otherwise take any action with respect to the Proposed Subordinated Loan until such time as (A) Wells Fargo Retail Finance II, LLC, has received formal, internal approval to of the terms and structure of the Proposed Subordinated Loan, (b) each of the terms and conditions outlined in this Proposal Letter have been satisfied (such satisfaction to be determined by Wells Fargo Retail Finance II, LLC, in its sole discretion), and (c) the completion and execution in definitive form of all documentation (including amendments to the Loan Agreement, a subordination agreement and documentation evidencing the Proposed Subordinated Loan) that may be requested by Wells Fargo Retail Finance II, LLC, in each instance in form and substance satisfactory to Wells Fargo Retail Finance II, LLC, in its sole discretion.

     By accepting this Proposal Letter, the Parent agrees to pay all out-of-pocket costs and expenses heretofore or hereafter incurred by Wells Fargo Retail Finance II, LLC (including its fees and disbursements of its counsel), whether or not the Proposed Subordinated Loan is consummated, in connection with the following: this Proposal Letter, all due diligence by Wells Fargo Retail Finance II, LLC, and its representatives concerning the Proposed Subordinated Loan, all related documentation (including review of the documents and instruments evidencing the Proposed Subordinated Loan), and the related closing. The obligations of the Parent under this paragraph will survive any expiration or termination of this Proposal Letter.

     Neither RonHow nor Parent may assign its rights under this Proposal Letter or any interest in this Proposal Letter to any person or entity.

     No modification, waiver, release, or amendment of any provision of this Proposal Letter may be made, except by a written agreement signed by each of the undersigned.

     This Proposal Letter constitutes the entire agreement and understanding between the parties regarding the proposed financing, and supersedes any and all prior negotiations, understandings, and agreements between the parties with respect to the proposed financing.

     This Proposal Letter will be governed by, and construed under, the internal laws of the Commonwealth of Massachusetts, without regard to principals of conflicts of law.

     This  Proposal  Letter  shall expire on  January  24,  2007,
unless   extended  by  the  mutual  agreement  of  each  of   the
undersigned.




                           Very truly yours,

                           WELLS FARGO RETAIL FINANCE II, LLC
                           as Agent and Lender


                           By:
                           Name:
                           Title:



Agreed and accepted by each of the following:


                                HAROLD'S STORES, INC.


                                By
                                Name:
                                Title:

                                RONHOW, LLC



                                By:
                                Name:
                                Title: